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Exhibit 11 - Computation of Earnings Per Common Share

                      TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                      Computation of Earnings Per Common Share
                    (Dollars in thousands, except per-share data)
                                     (Unaudited)


Computation of Earnings Per Common Share                  Three Months Ended           Six Months Ended
 for Statements of Operations:                                 June 30,                     June 30,
 ---------------------------------------             -------------------------    ------------------------
                                                          1997          1996          1997         1996
                                                          ----          ----          ----         ----
Net income                                           $    34,935   $    30,211    $   67,962   $    59,633
                                                     -----------   -----------    -----------  -----------
                                                     -----------   -----------    -----------  -----------
Weighted average number of common and common
 equivalent shares outstanding:
   Weighted average common shares outstanding         41,659,277    41,441,336   41,527,598     41,665,760
   Dilutive effect of stock option plans after
     application of treasury stock method                311,751       308,143      317,240        335,747
                                                     -----------   -----------    -----------  -----------
                                                      41,971,028    41,749,479   41,844,838     42,001,507

                                                     -----------   -----------    -----------  -----------
                                                     -----------   -----------    -----------  -----------
Net income per common share                          $       .83   $       .72    $      1.62  $      1.42
                                                     -----------   -----------    -----------  -----------
                                                     -----------   -----------    -----------  -----------

Computation of Fully Diluted Earnings
  Per Common Share (1):
----------------------------------------
Net income                                           $    34,935   $    30,211    $    67,962  $    59,633
Add:  Interest expense on 71/4% convertible
 subordinated debentures                                      53            80            132          163
                                                     -----------   -----------    -----------  -----------
     Net income applicable to common stock           $    34,988   $    30,291    $    68,094  $    59,796
                                                     -----------   -----------    -----------  -----------
                                                     -----------   -----------    -----------  -----------

Weighted average number of common and common
 equivalent shares outstanding:
   Weighted average common shares outstanding         41,659,277    41,441,336     41,527,598   41,665,760
   Dilutive effect of stock option plans after
     application of treasury stock method                329,122       308,360        332,899      341,604
   Dilutive effect from assumed conversion of
     7 1/4% convertible subordinated debentures          280,554       421,009        349,553      423,308
                                                     -----------   -----------    -----------  -----------
                                                      42,268,953    42,170,705     42,210,050   42,430,672
                                                     -----------   -----------    -----------  -----------
                                                     -----------   -----------    -----------  -----------

Net income per common share                          $       .83   $       .72    $      1.61  $      1.41
                                                     -----------   -----------    -----------  -----------
                                                     -----------   -----------    -----------  -----------

----------------------------
(1)  This calculation is submitted in accordance with Regulation S-K
     Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.





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